AMENDMENT NO. 15

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment effective as of May 24, 2019, amends the Master Intergroup

Sub-Advisory Contract for Mutual Funds (the "Contract"), dated May 1, 2008, between Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

W I T N E S S E T H:

WHEREAS, the parties desires to add Invesco Oppenheimer V.I. Capital Appreciation Fund, Invesco Oppenheimer V.I. Conservative Balanced Fund, Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Invesco Oppenheimer V.I. Global Fund, Invesco Oppenheimer V.I. Global Strategic Income Fund, Invesco Oppenheimer V.I. Government Money Fund, Invesco Oppenheimer V.I. International Growth Fund, Invesco Oppenheimer V.I. Main Street Fund®, Invesco Oppenheimer V.I. Main Street Small Cap Fund® and Invesco Oppenheimer V.I. Total Return Bond Fund;

NOW, THEREFORE, the parties agree that;

1.Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

"EXHIBIT A
Invesco V.I. American Franchise Fund	Invesco V.I. Managed Volatility Fund
Invesco V.I. American Value Fund	Invesco V.I. Mid Cap Core Equity Fund
Invesco V.I. Balanced-Risk Allocation Fund	Invesco V.I. Mid Cap Growth Fund
Invesco V.I. Comstock Fund	Invesco Oppenheimer V.I. Capital Appreciation Fund
Invesco V.I. Core Equity Fund	Invesco Oppenheimer V.I. Conservative Balanced Fund
Invesco V.I. Core Plus Bond Fund	Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund
Invesco V.I. Diversified Dividend Fund	Invesco Oppenheimer V.I. Global Fund
Invesco V.I. Equally-Weighted S&P 500 Fund	Invesco Oppenheimer V.I. Global Strategic Income Fund
Invesco V.I. Equity and Income Fund	Invesco Oppenheimer V.I. Government Money Fund
Invesco V.I. Global Core Equity Fund	Invesco Oppenheimer V.I. International Growth Fund
Invesco V.I. Global Real Estate Fund	Invesco Oppenheimer V.I. Main Street Fund®
Invesco V.I. Government Money Market Fund	Invesco Oppenheimer V.I. Main Street Small Cap Fund®
Invesco V.I. Government Securities Fund	Invesco Oppenheimer V.I. Total Return Bond Fund
Invesco V.I. Growth and Income Fund	Invesco V.I. S&P 500 Index Fund
Invesco V.I. Health Care Fund	Invesco V.I. Small Cap Equity Fund
Invesco V.I. High Yield Fund	Invesco V.I. Technology Fund
Invesco V.I. International Growth Fund	Invesco V.I. Value Opportunities Fund"

2.All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:/s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor

Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:/s/ Harsh Damani

Name:Harsh Damani

Title:Chief Financial Officer, Funds & North

America Head – Fund Accounting & Fund

Expenses

By:/s/ David C. Warren

Name: David Warren

Title:Executive Vice President & Chief Financial

Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:/s/ Carsten Majer

Name:Carsten Majer

Title: Geschaftsfuhrer

By:/s/ Alexander Taft

Name: Alexander Taft

Title: Geschaftsfuhrer

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:/s/ Graeme Proudfoot

Name: Graeme Proudfoot

Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:/s/ Masakazu Hasegawa

Name: Masakazu Hasegawa

Title: Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:/s/ Pang Sin Chu

Name: Pang Sin Chu

Title: Authorised Signatory

By:/s/ Lee Sia Mei

Name: Lee Sia Mei

Title: Authorised Signatory

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:/s/ Stephen Swanson

Name: Stephen Swanson

Title: Secretary & General Counsel